DRAGON ENERGY CORPORATION
650 POYDRAS STREET, SUITE 2828
NEW ORLEANS, LOUISIANA 70130-6155

FAX	TELEPHONE
(504) 586-0017	(504) 586-1717

September 30, 2005

Argyle Energy, Inc.
10777 Westheimer, Suite 170
Houston, Texas 77042

Attention:     Mr. Harry J. Peters

Re:	Side Letter to First Amendment of Farmout Agreement
Barnett Crossroads Prospect (Prospect No. 20)
Escambia County
                                                        A L A B A M A

Gentlemen:

The First Amendment of Farmout Agreement dated September 30, 2005 ("Amendment") between DRAGON ENERGY CORPORATION ("Dragon") and ARGYLE ENERGY, INC. ("Argyle"), executed concurrently with this Side Letter to First Amendment of Farmout Agreement ("Side Letter") provides for an extension of the Test Well commencement date. The Amendment is subject to and contingent upon the following additional terms and consideration:

1.
Notwithstanding anything in the Farmout Agreement or the Amendment to the contrary, Dragon is hereby appointed operator of the Test Well and Operator under the Operating Agreement unless and until Dragon, at its sole discretion, elects to resign. Dragon will make a good faith effort to perform the pre-drilling functions of Operator as follows:

a.
Renew the Bobbie G. Bonner, et ux lease, the Amyrillis E. Davis lease and the Cecil E. Ellis, et ux lease, all dated January 26, 2004, and recited on Exhibit "A" to the Farmout Agreement, for a one year primary term (which leases have already been renewed), and pay all applicable delay rentals for all of the remaining leases listed on the Exhibit "A" to the Farmout Agreement up to March 31, 2006.

Argyle Energy, Inc.
Attention: Mr. Harry Peters
September 30, 2005

b.
Form, or cause to be formed, a 160 acre drilling unit covering the SW/4 of the SW/4 of Section 17, the SE/4 of the SE/4 of Section 18, the NE/4 of the NE/4 of Section 19, and the NW/4 of the NW/4 of Section 20, Township 3 North, Range 8 East, Escambia County, Alabama, or, alternatively, a suitable 240 acre drilling unit covering the prospective reservoir.

c.	Obtain supplemental abstracts; mineral title opinions, supplemental title opinions, and perform necessary title curative work covering the 240 acres subject to the Leases.

d.	Obtain appropriate surface leases and surface damage releases for the Test Well.

e.	Obtain all required governmental and environmental permits for drilling the Test Well.

f.	Prepare an AFE for drilling of the Test Well

g.
Make arrangements to secure a drilling rig and negotiate a drilling rig contract. Argyle shall advance any necessary deposit and be responsible for any penalties which may be incurred as a result of cancellation of the rig contract.

2.
In consideration for the Amendment and the services of Dragon described herein, Argyle has advanced the sum of Thirty Thousand and 00/100 Dollars ($30,000.00) in cash to Dragon as a deposit for the cost of lease renewals and delay rentals described above, and agrees to pay Dragon the sum of $10,000 per month plus third party costs for management services. In addition, Argyle agrees to advance to Dragon 100% of all other estimated pre-spud costs, by wire transfer, within fifteen (15) days of Argyle's receipt of a written AFE and invoice. Dragon will account to Argyle for expenditure of these advances.

3.	In the event that Dragon elects to operate the drilling of the Test Well, Argyle shall wire transfer dry hole costs as required for drilling the Test Well on or before March 31, 2006.

4.	This Side Letter may be extended by mutual consent of the parties, provided that Argyle has fully funded, as required, the drilling of the Test Well prior to March 31, 2006.

Argyle Energy, Inc.
Attention: Mr. Harry Peters
September 30, 2005

Please indicate your acceptance of this Side Letter by dating, signing and thereafter returning to the undersigned the enclosed duplicate copy. The remaining counterpart should be retained far your files. If this SIDE LETTER TO FIRST AMENDMENT OF FARMOUT AGREEMENT is circulated and executed by facsimile transmission, the signatures of the Dragon and Argyle shall be considered as original and self-proving for all purposes under the law. This Side Letter may be executed in multiple counterparts, each of which shall be deemed to be an original, binding, and enforceable document, all of which shall constitute one and the same instrument.

Very truly yours,

DRAGON ENERGY CORPORATION

By:	/s/ McLain J. Forman
McLAIN J. FORMAN
PRESIDENT

MJF:rs
Attachment

AGREED TO AND ACCEPTED
THIS 30TH DAY OF SEPTEMBER 2005.

ARGYLE ENERGY, INC.

BY:	/s/ Harry J. Peters
HARRY J. PETERS
SENIOR VICE-PRESIDENT